SECURE PATH TECHNOLOGY, LLC.
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

SECURE PATH TECHNOLOGY LLC

TABLE OF CONTENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                            F-2

CONSOLIDATED BALANCE SHEETS                                                                                                                                              F-3

CONSOLIDATED STATEMENTS OF OPERATIONS                            F-4

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY (DEFICIT)                     F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS                                F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                                                                                 F-7

SECURE PATH TECHNOLOGY, LLC.
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Members

Secure Path Technology LLC

We have audited the accompanying consolidated balance sheets of Secure Path Technology LLC and subsidiary (collectively the “Company”) as of June 30, 2009 and 2008, and the related consolidated statements of operations, member’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Secure Path Technology LLC and subsidiary as of June 30, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 of the consolidated financial statements, the Company has incurred losses since inception, and has significant working capital and accumulated deficits.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans with respect to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Newport Beach, California
January 6, 2010

SECURE PATH TECHNOLOGY LLC
CONSOLIDATED BALANCE SHEETS

See notes to accompanying consolidated financial statements

SECURE PATH TECHNOLOGY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended June 30, 2008	Years Ended June 30, 2009	Quarters Ended September 30, 2008 (Unaudited)	Quarters Ended September 30, 2009 (Unaudited)
Revenue	$ 19,605	$ 122,792	$ 16,700	$ 14,865
Cost of revenue	240,969	350,440	51,999	157,207
Gross profit	(221,364)	(227,648)	(35,299)	(142,342)
Operating expenses:				
Selling and marketing	158,659	184,092	28,787	11,149
Research and development	650,049	44,000	6,902	44,183
General and administrative	1,694,160	1,434,485	382,654	341,704
Total operating expenses	2,502,868	1,662,577	418,343	397,036
Loss from operations	(2,724,232)	(1,890,225)	(453,642)	(539,378)
Other income (expense):				
Change in fair value of embedded derivative liability (Note 6)	-	(194,350)	-	(132,516)
Interest expense	(15,858)	(11,273)	(7,371)	(37,096)
Interest income	49,652	6,790	5,108	2
Total other income (expense)	33,794	(198,833)	(2,263)	(169,610)
Net loss	$ (2,690,438)	$ (2,089,058)	$ (455,905)	$ (708,988)

See notes to accompanying consolidated financial statements

SECURE PATH TECHNOLOGY LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY (DEFICIT)
YEARS ENDED JUNE 30, 2008 AND 2009 AND QUARTER ENDED SEPTEMBER 30, 2009

Membership Interests	Accumulated Deficit	Total Members' Equity (Deficit)
Balances as of July 1, 2007	$ 6,490,413	$ (6,814,801)	$ (324,388)
Membership interests sold for cash	5,025,000	-	5,025,000
Net loss	-	(2,690,438)	(2,690,438)
Balances as of June 30, 2008	11,515,413	(9,505,239)	2,010,174
Membership interests sold for cash	200,000	-	200,000
Net loss	-	(2,089,058)	(2,089,058)
Balances as of June 30, 2009	11,715,413	(11,594,297)	121,116
Net loss (unaudited)	-	(708,988)	(708,988)
Balances as of September 30, 2009 (unaudited)	$ 11,715,413	$ (12,303,285)	$ (587,872)

See notes to accompanying consolidated financial statements

SECURE PATH TECHNOLOGY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

See notes to accompanying consolidated financial statements

SECURE PATH TECHNOLOGY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of the Business

Secure Path Technology LLC (formerly known as Secure Path Media LLC) is a California limited liability company which was formed on November 29, 2005.  The Company conducts its operations primarily from facilities located in Los Angeles, California.

Secure Path Technology LLC and its 95% owned subsidiary, Media Metro LLC, a California limited liability company (collectively the “Company”), is the primary registration agency for the International Standard Audiovisual Number (“ISAN”) in North America and is the exclusive global licensing agency providing commercial access to the ISAN database.

ISAN is an ISO (International Standards Organization) standard which provides a unique, permanent and internationally recognized reference number for the identification of every audiovisual work, including film, television, online and mobile content, regardless of the format in which the work is distributed. The ISAN code was developed to be the identifier for the audiovisual (“AV”) industry’s supply chain, just as the International Standard Book Number (“ISBN”) code is the unique identifier for publications and the foundation for all tracking for the global publishing industry.

MediaDNS™ is the Company’s flagship technology offering that empowers content providers, resource providers, and metadata consumers by supplying them with a synchronized relationship to their metadata. This powerful tool can aggregate media data from many sources, transform data into Master Data Records, and syndicate data to and from many distribution points while reporting back critical metadata consumer information.  It is through this platform that the Company also provides all ISAN related products and services.

The Company commenced its intended operations providing audiovisual asset registrations during the year ended June 30, 2008.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company has sustained significant losses since inception and has an accumulated deficit of $12,303,285 and a working capital deficit of $1,963,228 as of September 30, 2009.  The Company’s ability to continue as a going concern is dependent upon obtaining additional capital and financing, and generating positive cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management intends to seek additional capital either through debt or equity offerings and is attempting to increase sales volume.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Unaudited Interim Financial Information

The accompanying consolidated balance sheet as of September 30, 2009, the consolidated statements of operations and cash flows for the quarters ended September 30, 2008 and 2009, and the consolidated statement of members' equity (deficit) for the quarter ended September 30, 2009 are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's consolidated financial position, results of operations and cash flows for the quarters ended September 30, 2008 and 2009. The financial data and other information disclosed in these notes to the consolidated financial statements related to the quarterly periods are unaudited. The results of the quarter ended September 30, 2009 are not necessarily indicative of the results to be expected for the year ending June 30, 2010 or for any other interim period or for any other future year.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, which is currently inactive.  All intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Assets and liabilities which are subject to significant judgment and use of estimates include valuation allowances with respect to recoverability of long-lived assets, useful lives associated with property and equipment, and assumptions underlying an embedded derivative liability. On an ongoing basis, Management evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities.

Fair Value of Financial Instruments

The carrying amounts (or in the case of notes payable, the face value) of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and notes payable approximate fair value because of the short-term maturity of these items.  Also see Recent Accounting Pronouncements below.

Concentrations of Credit Risk

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable. The Company, at times, maintains cash balances at financial institutions in excess of amounts insured by United States government agencies or payable by the United States government directly. The Company places its cash and cash equivalents with high credit quality financial institutions.

Concentrations, Credit and Allowances for Doubtful Accounts

The Company provides credit in limited circumstances to customers throughout the United States. In these instances, the Company performs limited credit evaluations of its customers and does not obtain collateral with which to secure its accounts receivable. Accounts receivable, if any, are reported net of an allowance for doubtful accounts, which is management’s best estimate of potential credit losses. The Company’s allowance for doubtful accounts is based on historical experience, but management also takes into consideration customer concentrations, creditworthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. Historically, Management has not recorded an allowance.

Two customers made up 52% of the Company’s accounts receivable as of June 30, 2008 and four customers made up 75% of the Company’s total revenue for the year ended June 30, 2008. Three customers made up 40% of the Company’s accounts receivable as of June 30, 2009 and one customer made up 20% of the Company’s total revenue for the year ended June 30, 2009.

Three customers made up 71% of the Company’s total revenue for the quarter ended September 30, 2008.  Four customers made up 65% of the Company’s accounts receivable as of September 30, 2009 and three customers made up 62% of the Company’s total revenue for the quarter ended September 30, 2009.

The Company does not believe the loss or cancelation of business from these customers would materially or adversely affect the Company’s consolidated financial position, results of operations, or cash flows due to the minimal amount of revenue and related receivables that have been earned to date.

Risks and Uncertainties

The Company's operations are subject to new innovations in product and service design and function. Significant technical changes can have an adverse effect on the Company’s business model. Design, development, and adaptation of products and services are important elements to achieve and maintain profitability in the Company's business model.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.  The Company had no cash equivalents as of June 30, 2008 and 2009 and September 30, 2009.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is three years for computer equipment and five years for furniture, fixtures, and internal use software.  Maintenance and repairs are expensed as incurred. Significant renewals and betterments are capitalized.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the Company’s consolidated results of operations.

Long-Lived Assets

Long-lived assets, which consist primarily of property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.  An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying value.  If an asset is determined to be impaired, the impairment is measured by the amount that the carrying value of the asset exceeds its fair value.  The Company uses quoted market prices in active markets to determine fair value whenever possible.  When quoted market prices are not available, Management estimates fair value based on the best alternative information available, which may include prices charged for similar assets or other valuation techniques such as using cash flow information and present value accounting measurements.  As of June 30, 2008 and 2009 and September 30, 2009, there were no impairment charges identified on the Company’s long-lived assets.

Internal Use Software

Computer software development costs are expensed as incurred, except for internal use software development costs that qualify for capitalization as described below, and include compensation and related expenses, costs of computer hardware and software, and costs incurred in developing features and functionality.

The Company accounts for the costs of computer software obtained or developed for internal use in accordance with Accounting Standards Codification 350, Intangibles – Goodwill and Other  (formerly Statement of Position No. 98-1).  Accordingly, the Company expenses costs incurred in the preliminary project and post implementation stages of software development and capitalizes costs incurred in the application development stage and costs associated with significant enhancements to existing internal use software applications.  Costs incurred related to less significant modifications and enhancements as well as maintenance are expensed as incurred.

As of June 30, 2008 and 2009, the Company had capitalized internal use software costs of $558,678 and $945,160, respectively.  As of June 30, 2008, there was no accumulated amortization in connection with these costs as the software had not been placed into service.  As of June 30, 2009, there was $145,316 in accumulated amortization in connection with these costs.  As of September 30, 2009, the Company had $1,006,286 and $195,884 in capitalized internal use software costs and related accumulated amortization, respectively.

Capitalization of Interest

The Company capitalizes interest incurred in connection with the development of internal use software, during the application development stage.  Capitalized interest is recorded as an increase to internal use software included in property and equipment.  The Company capitalized $66,443 and $22,180 of interest during the years ended June 30, 2008 and 2009, respectively.  The Company did not capitalize any interest during the quarter ended September 30, 2008, but did capitalize $4,461 during the quarter ended September 30, 2009.

Revenue Recognition

The Company currently derives its revenue from fees charged to customers for the registration of audiovisual works.  These registration fees are due at the time the registration is completed by the customer.  The Company recognizes revenue in accordance with Accounting Standards Codification 605, Revenue Recognition (formerly Staff Accounting Bulletin No. 104).  Accordingly, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.  In general, the revenue recognition criteria are met at the time the registration is completed.  Prepayments for registrations will be deferred, and revenues will recorded based on actual registrations to the total estimated registrations over the contract period.  If the number of registrations cannot be reasonably estimated, revenue deferrals will be amortized to revenues over the contract period on a straight-line basis.

Revenue is recognized net of estimated sales returns and allowances.  If actual sales returns and allowances are greater than estimated by management, additional expense may be incurred.  In determining the estimate for sales allowances, the Company relies upon historical experience and other factors, which may produce results that vary from estimates. To date, the estimated sales returns and allowances have varied within ranges consistent with management's expectations and have not been significant.

Cost of Revenue

Cost of revenue primarily consists of expenses relating to licenses, royalties, and depreciation on property and equipment.

Research and Development

Research and development costs on the accompanying consolidated statements of operations were $650,049 and $44,000 for the years ended June 30, 2008 and 2009, respectively, and $6,902 and $44,183 for the quarters ended September 30, 2008 and 2009, respectively.

Selling and Marketing

Selling and marketing consists of those costs which are related to personnel, marketing, public relations, advertising, and other promotional activities.  All advertising costs are expensed as incurred.  The Company had no advertising costs for the years ended June 30, 2008 and 2009, or for the quarters ended September 30, 2008 and 2009.

General and Administrative

The Company's general and administrative expenses relate primarily to the compensation and associated costs for general and administrative personnel, professional fees, and other general overhead and facility costs.

Stock-Based Compensation

The Company recognizes stock-based compensation expense related to employee option and  restricted stock grants in accordance with Accounting Standards Codification 718  Compensation – Stock Compensation (“ASC 718”), (formerly Statement of Financial Accounting Standards (“SFAS”) No. 123(R)).  This standard requires the Company to record compensation expense equal to the fair value of awards granted to employees.

The Company determines the fair value of share-based payment awards on the grant-date using the Black-Scholes option pricing model.

Compensation expense for non-employee stock-based awards will also be recognized in accordance with ASC 718 (formerly Emerging Issues Task Force No. 96-18).  Stock option awards issued to non-employees will be accounted for at fair value using the Black-Scholes option-pricing model.  The Company will record compensation expense based on the then-current fair values of the stock options at each financial reporting date.  Compensation recorded during the service period will be adjusted in subsequent periods for changes in the stock options’ fair value until the earlier of the date at which the non-employee’s performance is complete or a performance commitment is reached, which is generally when the stock vests.

Income Taxes

The Company’s members are taxed on their proportional share of the Company’s taxable income or loss.  For state tax purposes, in addition to taxation at the member level, the Company is taxed at 1.5% of net income or the minimum tax of $800, whichever is greater.  Accordingly, the accompanying consolidated financial statements do not include a provision for income taxes.

Recent Accounting Pronouncements

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, which has been codified into Accounting Standards Codification 105. This guidance establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative, nongovernmental generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Codification did not change U.S. GAAP. All existing accounting standards were superseded and all other accounting literature not included in the Codification is considered non-authoritative. This guidance is effective for interim and annual periods ending after September 15, 2009. Accordingly the Company has adopted this guidance during the quarter ended September 30, 2009. The adoption did not have a significant impact on the Company’s consolidated results of operations, cash flows, or financial position.

Accounting for Uncertainty in Income Taxes

In July 2006, the FASB issued Interpretation No.48, Accounting for Uncertainty in Income Taxes, which has been codified into Accounting Standards Codification 740.  This pronouncement clarifies the accounting for uncertainty in income taxes recognized in the financial statements.  This pronouncement also provides a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in the Company’s tax return. This standard further provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements for uncertain tax positions.  These new accounting standards were to become effective for the Company beginning July 1, 2008; however, the FASB deferred the effective date until July 1, 2009.  The adoption did not have a significant impact on the Company’s consolidated results of operations, cash flows, or financial position.

Embedded Derivatives

In April 2008, the Emerging Issues Task Force reached a consensus on Issue No. 07-5, Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock, which has been codified into Accounting Standards Codification 815.  This pronouncement applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by SFAS No. 133, and to any freestanding financial instruments that are potentially settled in an entity's own common stock.  The new accounting standard is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption did not have significant impact on the Company’s consolidated results of operations, cash flows, or financial position.

Fair Value Measurements

Effective July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements, which has been codified into Accounting Standards Codification 820 (“ASC 820”).  This standard defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. The implementation of this guidance did not change the method of calculating the fair value of assets or liabilities. The primary impact from adoption was additional disclosures. The portion of this guida nce that defers the effective date for one year for certain non-financial assets and non-financial liabilities measured at fair value, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, was implemented July 1, 2009, and did not have an impact on the Company’s consolidated results of operations, cash flows, or financial position.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

• Level 1—Quoted prices in active markets for identical assets or liabilities.

•
Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of June 30, 2009 and September 30, 2009, the Company had no Level 1, 2, or 3 financial assets, nor did it have any financial liabilities, except for an embedded derivative liability which is reflected at fair value on the accompanying consolidated balance sheets.  The following table summarizes the changes in Level 3 financial instruments measured at fair value on a recurring basis for the year ended June 30, 2009 and the quarter ended September 30, 2009:

[Missing Graphic Reference]

The Company determined the fair value of the embedded derivative liability using a discounted cash flow model, the assumptions for which are more thoroughly described in Note 6.

Purchase Method of Accounting for Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations, which has been codified into Accounting Standards Codification 805. This guidance retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting as well as requiring the expensing of acquisition-related costs as incurred. Additionally, it provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Furthermore, this guidance requires any adjustments to acquired deferred tax assets and liabilities occurring after the related allocation period to be made through earnings for both acquisitions occurring prior and subsequent to its effective date. This guidance is to be applied prospectively by the Company to business combinations beginning July 1, 2009.    The adoption did not have a significant impact on the Company’s consolidated results of operations, cash flows, or financial position.

Noncontrolling Interests

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, which has been codified into Accounting Standards Codification 810. This guidance establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  The standard also clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  The gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date.  Moreover, the standard includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.  The new guidance is effective for the Company beginning July 1, 2009.  Early adoption is prohibited, but upon adoption, the standard requires the retroactive presentation and disclosure related to existing minority interests.    The adoption did not have a significant impact on the Company’s consolidated results of operations, cash flows, or financial position.

Subsequent Events

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, which has been codified into Accounting Standards Codification 855.  The guidance includes new terminology for considering subsequent events and has required disclosure on the date through which an entity has evaluated subsequent events.  The standard is effective for interim or annual periods ending after June 15, 2009.    The adoption did not have a significant impact on the Company’s consolidated results of operations, cash flows, or financial position.

Note 3 – Note Receivable

As of September 30, 2009, the Company had a note receivable from ISAN in the amount of $125,337 (the “ISAN Note”).  The ISAN Note is non-interest bearing and is due no later than December 31, 2015.  The terms of the ISAN Note provide for interim principal payments from the excess profits of ISAN, as defined, beginning with the year ending December 31, 2010.

Note 4 – Property and Equipment

Property and equipment consists of the following:

[Missing Graphic Reference]

During the years ended June 30, 2008 and 2009, the Company recorded depreciation and amortization expense of $15,661 and $161,603, respectively.  During the quarters ended September 30, 2008 and 2009, the Company recorded depreciation and amortization expense of $4,173 and $53,620, respectively.

The Company’s property and equipment are used as collateral to Bridge Loans, as stated in Note 6.

Note 5 – Accrued Liabilities

Accrued liabilities consists of the following:

[Missing Graphic Reference]

Note 6 – Notes Payable

Notes Payable to Related Parties

On March 14, 2006, the Company recorded a liability for a loan in the amount of $2,350,000 from a company that is considered a related party.  The loan included (i) certain Secure Path expenses which were paid by the related party on behalf of the Company, and (ii) cash proceeds which were advanced to the Company.  This note was recorded as a current liability as it was due on demand.  This note bears interest at 17.5% per annum and no interim principal or interest payments are required.  As of June 30, 2008 and 2009, there was $194,438 and $97,096 outstanding under the loan, respectively.  As of September 30, 2009, there was $96,502 outstanding under the loan.  There are no scheduled future minimum annual principal payments.

Between July 1, 2009 and September 25, 2009, the Company raised cash proceeds of $649,980 by securing demand loans from related parties.  These demand loans bear interest at 8% per annum and are due on demand at the close of a contemplated merger (see Note 9).  There are no provisions for interim principal or interest payments.

Bridge Note

The Company entered into a loan agreement on April 27, 2009 to obtain $325,000 in bridge financing from an unrelated party (the “Note”).  The terms of the loan provided for interest at 8% per annum for the first three months, after which time the interest rate would increase to 24% per annum.  Interest is compounded monthly. The Note matures at the earlier of (i) April 20, 2011 or (ii) the date of certain defined events such as a sale of the Company or a qualified financing.  All principal and accrued interest are due at maturity; there are no provisions for interim principal or interest payments.  The Note is collateralized by substantially all of the assets of the Company.

Under the terms of the Note, there was a provision which would entitle the lender to receive a cash payment of $975,000 if certain events occurred such as a sale of the Company or a qualified financing, as defined (the “Payment”).  The Payment would include the original principal amount of $325,000, the accrued and unpaid interest at the contractual rate, and an additional interest amount as a result of the occurrence of the defined event.  The Company determined that the Note contained an embedded derivative under Accounting Standard Codification 815 (“ASC 815”), Derivatives and Hedging (formerly SFAS No. 133, as amended), primarily as a result of the potential for a scenario where the interest rate would at least double the lenders initial rate of return.  Accordingly, Management determined the fair value of the derivative feature and recorded an embedded derivative liability on the accompanying consolidated balance sheet based on the relative fair values of the Note and the embedded derivative.  Management will record any increases or decreases in the fair value of the embedded derivative liability at each reporting date as other income (expense).  The Company is amortizing the difference between the $325,000 face value of the Note and its $152,930 initial carrying value to interest expense under the effective interest method through the contractual maturity date of April 20, 2011.  During the year ended June 30, 2009 and the quarter ended September 30, 2009, the Company recognized interest expense of $9,915 and $16,091, respectively, due to the accretion of the note discount. To date, there have been no principal or interest payments made under the Note agreement.

The Company determined the fair value of the embedded derivative liability using a discounted cash flow model with the following significant assumptions:

Note 7 – Commitments and Contingencies

Operating Leases

The Company leases its office space under a month-to-month operating lease agreement which can be terminated at any time.

Rent expense for the years ended June 30, 2008 and 2009 was $26,943 and $30,418, respectively.  Rent expense for the quarters ended September 30, 2008 and 2009 was $9,228 and $10,410, respectively.

ISAN Licensing Agreement

The Company has entered into various license agreements with ISAN whereby the Company has rights to (i) execute registrations of audiovisual works with ISAN, (ii) access the ISAN database, and (iii) distribute certain ISAN data, as defined.  Under the ISAN license agreement, the Company is required to make license fee payments on a quarterly basis.  These license fees include (i) a fixed quarterly license fee and (ii) 5% of net sales.  In connection with the licensing agreement, the Company was required to make certain license fee prepayments to which the 5% variable license fee obligation could be applied.  As of June 30, 2008 and 2009 and September 30, 2009, the Company had recorded prepaid license fees of $194,191, $216,932, and $212,336 on the accompanying consolidated balance sheets, respectively.

On July 1, 2009, the Company entered into an additional international license agreement with ISAN to expand its license rights.  As of July 1, 2009, the license agreements collectively provide for (i) fixed quarterly license fees and (ii) 10% of net sales under the international license agreement.  As of July 1, 2009, the following table reflects the minimum future license fee payments which are required under the ISAN license agreements for each of the fiscal years ending June 30:

[Missing Graphic Reference]

In connection with the additional license entered into on July 1, 2009, the Company capitalized $197,389 as of June 30, 2009, which is included in other assets in the accompanying balance sheet.  Costs are being amortized over 90 months.  During the quarter ended September 30, 2009, company recognized $6,580 in amortization expense.  The remaining capitalized legal costs as of September 30, 2009 are $190,809.

Legal Proceedings

The Company is aware of a former service provider that may claim it is due consideration in connection with the merger. Management believes that if it must enter into a settlement with such service provider, the maximum liability should not exceed $40,000.

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business.  The Company is not currently a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, consolidated operating results, cash flows or financial position should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, investors, directors, officers, employees and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third-parties.  These indemnifications may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses.  The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is indeterminable.  The Company has never paid a material claim, nor has the Company been sued in connection with these indemnification arrangements.  As of June 30, 2008 and 2009 and September 30, 2009, Management has not accrued a liability for these guarantees, because the likelihood of incurring a payment obligation, if any, in connection with these guarantees is not probable or reasonably estimable.

Note 8 – Members’ Equity

From inception through June 30, 2007, the Company raised gross proceeds of $5,000,000 through the issuance of membership interests in Secure Path Technology LLC.  In addition, from inception through June 30, 2007, the Company recorded stock-based compensation of approximately $1,490,000 related to membership interests given to additional individuals for services provided.

During the years ended June 30, 2008 and 2009, the Company raised gross proceeds of $5,025,000 and $200,000 through the issuance of additional membership interests, respectively.  As of June 30, 2008 and 2009 and September 30, 2009, there were no limitations on the Company’s authorized capital.

Founder Warrants

Pursuant to the Company’s Amended and Restated Operating Agreement dated June 20, 2006, the founders were authorized to receive rights to purchase membership interests at a 20% discount from sales prices paid in the private placement discussed above.  The founder warrants were not acknowledged by the managing members of the Company nor were the warrants issued upon completion of the private placement of membership interests.  The founder warrants were never issued by the Company, and the founders waived all their rights to such warrants.

Note 9 – Subsequent Events

Between October 1, 2009 and December 11, 2009, the Company raised cash proceeds of $210,533 by securing demand loans from related parties.  These demand loans bear interest at 8% per annum and are due on demand at the close of a contemplated merger, more thoroughly described below.  There are no provisions for interim principal or interest payments.

On December 17, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rosca, Inc., a Nevada corporation (“Rosca”).  Under the Merger Agreement, the Company will be merged with and into Rosca.  The members of the Company will receive 4,650,000 shares of Rosca’s common stock in exchange for all of the outstanding member interests in the Company.  The merger will not be effective until certain conditions have been met.  These conditions, among other things, include (i) Merger Agreement approval by the members of the Company, (ii) approval by Rosca’s Board of Directors for issuance of Rosca’s common stock as purchase consideration, and (iii) filing of Form 8-K with the United States Securities and Exchange Commission, which, among other things, includes the Company’s audited and unaudited consolidated financial statements.  The Merger Agreement may be terminated, among other things, if certain conditions to closing have not been waived or met by January 31, 2010.

On December 22, 2009, the Company received a $300,000 up-front payment in connection with a three-year ISAN license agreement.  The up-front payment covers all ISAN and Version ISAN (“V-ISAN”) content and library content registrations for the registrant, during the three-year period.

The Company has evaluated subsequent events through January 6, 2010.